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                                                     [MetLife LOGO APPEARS HERE]
                                                               Exhibit (k) (iii)

April 28, 2003

Metropolitan Life Separate Account UL
Metropolitan Life Insurance Company
One Madison Avenue
New York, NY 10010

Re:      File No. 33-47927

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the statement of additional information contained in the Post-Effective amendment to the Registration Statement on Form N-6 for UL 2001 and UL II, issued through Metropolitan Life Separate Account UL.

                                             Very truly yours,

                                             /s/ Anne M. Goggin

                                             Anne M. Goggin
                                             Chief Counsel- Individual Business